Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidation of shares described in Note 2.3 to the consolidated financial statements has not been consummated at November 10, 2025. When it has been consummated and subsequent events through the date of the financial statements were available to be issued have been evaluated, we expect to be in a position to furnish the following consent.

/s/ PricewaterhouseCoopers
Hong Kong, the People’s Republic of China
November 10, 2025

“CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Klook Technology Limited of our report dated July 18, 2025, except for the effects of the revision discussed in Note 19 to the financial statements, as to which the date is September 30, 2025, and except for the effects of the consolidation of shares discussed in Note 2.3 to the consolidated financial statements, as to which the date is [Date], relating to the financial statements of Klook Technology Limited (formerly known as Esquared Capital Limited), which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Hong Kong, the People’s Republic of China

[Date]”